Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS SIGNS DEFINITIVE AGREEMENT TO SELL INTELLIGENT BANDWIDTH MANAGEMENT BUSINESS AND ANNOUNCES INTENT TO WIND DOWN REMAINING OPERATIONS

Board of Directors Approves Sale of Intelligent Bandwidth Management Assets, Acceleration of Strategic Options for IQstream, Liquidation and Dissolution of the Company, and Special Cash Distribution

CHELMSFORD, Mass., October 23, 2012 – Sycamore Networks, Inc. (NASDAQ: SCMR), today announced that it has signed a definitive asset sale agreement to sell substantially all of the assets of its Intelligent Bandwidth Management business to a subsidiary of Marlin Equity Partners (“Marlin”) for $18.75 million, subject to certain adjustments and the assumption by Marlin of certain liabilities. The closing of the asset sale, which is subject to stockholder approval and other customary closing conditions, is expected to occur no later than the first quarter of calendar year 2013.

Under the terms of the definitive asset sale agreement, Marlin will acquire substantially all of the assets of the Company’s Intelligent Bandwidth Management product and service business, all support operations, and the Company’s research and development center in Shanghai, China. Marlin has agreed to make offers of employment to substantially all of the employees of the Intelligent Bandwidth Management business as of the closing of the asset sale. The Company’s Intelligent Bandwidth Management product portfolio includes optical networking and multiservice access products, which are widely deployed in a global customer base that includes Tier 1 service providers, government agencies, utility operators, and large financial enterprises. Upon the closing of the asset sale, John Scully, vice president of worldwide sales and support at the Company, will assume the role of president and chief executive officer of the new Marlin entity.

The Company also announced that it is accelerating its pursuit of strategic alternatives for IQstream®, which may include an asset sale or other business combination transaction, or the discontinuation of the marketing and development of IQstream. The Company further announced that in the near term it will take certain cost reduction actions associated with its IQstream business, including workforce reductions and other cost containment measures.

The Company also announced that its Board of Directors has approved the liquidation and dissolution of the Company pursuant to a Plan of Liquidation and Dissolution following the completion of the asset sale. The Plan of Liquidation and Dissolution contemplates an orderly wind down of the Company’s business affairs, which will include the disposition of the IQstream business to the extent those assets are not sold prior to the filing of the certificate of dissolution. The Plan further contemplates the sale or monetization of the Company’s other remaining non-cash assets, the satisfaction or settlement of its liabilities and obligations, including contingent liabilities and claims, and additional distributions of any remaining cash to the Company’s stockholders. If the dissolution of the Company is approved, the Company also intends, following the filing of a certificate of dissolution, to close its stock transfer books and to discontinue recording transfers of its common stock.

On October 22, 2012, the Board of Directors of the Company also approved a special cash distribution of $2.00 per share of common stock, which will be paid on November 12, 2012 to stockholders of record as of November 2, 2012. In accordance with NASDAQ Rule 11140(b), the ex-dividend date will be November 13, 2012, the first business day following the payment date for the cash distribution.

“After careful consideration of the Company’s strategic alternatives, we believe these actions are in the best interests of Sycamore’s stockholders, as well as its customers and employees,” said Daniel E. Smith, president and chief executive officer, Sycamore Networks. “We are pleased with Marlin’s decision to acquire our Intelligent Bandwidth Management business operations, which will provide for continued support of our global customer base.”

Both the asset sale and dissolution are subject to stockholder approval. The Company intends to file a proxy statement with respect to a special meeting of the Company’s stockholders to seek stockholder approval for each of the sale of the assets of its Intelligent Bandwidth Management business and the dissolution of the Company pursuant to the Plan of Liquidation and Dissolution following the completion of the asset sale and a final determination regarding the Company’s IQstream business. The Company’s Board of Directors unanimously approved the sale of the assets of the Intelligent Bandwidth Management product and service business to Marlin and the dissolution of the Company and recommends that the Company’s stockholders vote in favor of the asset sale and the dissolution.

Blackstone Advisory Partners acted as financial advisor to the Company.

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. We also develop and market a mobile broadband solution designed to help mobile operators reduce congestion in mobile access networks. Sycamore products enable network operators to efficiently and cost-effectively provision and manage network capacity to support a wide range of converged services such as voice, video and data. Our global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

About Marlin Equity Partners

Marlin Equity Partners is a Los Angeles, California-based private investment firm with over $1 billion of capital under management. The firm is focused on providing corporate parents, shareholders and other stakeholders with tailored solutions that meet their business and liquidity needs. Marlin invests in businesses across multiple industries where its capital base, industry relationships and extensive network of operational resources significantly strengthens a company’s outlook and enhances value. Since its inception, Marlin, through its group of funds and related companies, has successfully completed over 60 acquisitions. For more information, please visit www.marlinequity.com.

Safe Harbor for Forward-Looking Statements

Certain statements contained herein are “forward looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995, including the date that the Company expects the asset sale to be completed. Because forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the SEC.

Additional Information and Where to Find It

This communication may be deemed to be a solicitation of proxies from the Company’s stockholders in connection with the proposed asset sale and dissolution. In connection with the proposed asset sale and dissolution, the Company intends to file a proxy statement and relevant documents with respect to the special meeting to be held in connection with the proposed transactions with the SEC. The definitive proxy will be mailed to the Company’s stockholders in advance of the special meeting. Investors and security holders of the Company are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about the Company, Marlin and the proposed asset sale and dissolution. The proxy statement, when it becomes available, and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Investor Relations, Sycamore Networks, Inc., 220 Mill Road, Chelmsford, Massachusetts 01824, telephone number (978) 250-3460. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed asset sale or dissolution.

Participants in the Solicitation

The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed asset sale and dissolution. Information about the directors and executive officers, including their interests in the transactions, will be included in the Company’s proxy statement relating to the proposed transactions when it becomes available.